Exhibit 99.1

May 16, 2025

Liberty Broadband Provides Update Regarding Pending Acquisition by Charter

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today announced an update to the expected timing of its pending acquisition by Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, "Charter").

On May 16, 2025, Charter and Cox Communications (“Cox”) announced that they entered into a definitive agreement to combine their businesses. In connection with this transaction, Liberty Broadband has agreed to accelerate the closing of its previously announced acquisition by Charter to occur contemporaneously with Charter’s combination with Cox. There are no changes to any other transaction terms of the pending Liberty Broadband and Charter transaction.

If Charter and Cox do not complete their transaction, Liberty Broadband may elect to accelerate the close of its transaction with Charter to occur on the later of (i) the tenth business day after the termination of the Charter and Cox transaction and (ii) the third business day after the satisfaction of the applicable closing conditions to the Liberty Broadband and Charter transaction.

Liberty Broadband has also agreed to provide its voting support for the Charter and Cox combination. The three Liberty Broadband nominees on Charter’s board will resign at the closing of Charter’s acquisition of Liberty Broadband.

The acquisition of Liberty Broadband by Charter is subject to the completion of the spin-off of Liberty Broadband's GCI business by way of a distribution to its common stockholders, which is expected to occur in summer 2025, and other customary closing conditions.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI provides data, mobile, video, voice and managed services to consumer, business, government and carrier customers throughout Alaska, serving more than 200 communities. The company has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the transactions described herein, including the proposed timing thereof. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the transactions. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including its definitive proxy statement materials for the special meeting related to the acquisition of Liberty Broadband by Charter and its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Broadband subsequently files with the SEC, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband’s business that may affect the statements made in this communication.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation